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NEWS   FROM

Petroleum Development Corporation

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FOR IMMEDIATE RELEASE:  August 5, 2005

CONTACT:  Steven R. Williams - (304) 842-3597   http://www.petd.com

Petroleum Development Reschedules Earnings Release and Conference Call

Bridgeport, West Virginia... Petroleum Development Corporation (NASDAQ/NMS PETD) today announced that it has rescheduled its earnings release to Tuesday, August 9, 2005 after the close of the market.  In addition the earnings conference call scheduled for this morning has been rescheduled to next Wednesday, August 10, 2005 at 11:00 AM EDT Steve Williams, CEO and Darwin Stump, CFO will participate and be available for questions.

What:     Petroleum Development Second Quarter Earnings Conference Call

When:    Wednesday, August 10, 2005 at 11:00 a.m. Eastern Daylight Time

Where:   www.petd.com

How:       Log on to the web address above or call (877) 407-8033

                Replay Number: (877) 660-6853 (Account #286 and Conference ID # 162712)

                (Replay will be available approximately one hour after the conclusion of the call)

Contact:  Steve Williams, Petroleum Development Corporation, (800) 624-3821 E-mail: petd@petd.com

About Petroleum Development Corporation

Petroleum Development Corporation (www.petd.com) is an independent energy company engaged in the development, production and marketing of natural gas.  The Company operations are focused in the Rocky Mountains with additional operations in the Appalachian Basin and Michigan. During the third quarter of 2004, the Company was added to the S&P SmallCap 600 Index. Additionally, PDC was added to the Russell 3000 Index of companies in 2003.  PDC was named on the FSB: Fortune Small Business Magazine list of America's 100 Fastest-Growing Small Companies in 2001 and 2002.

Certain matters discussed within this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although PDC believes the expectations reflected in such forward- looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, oil and gas prices, drilling program results, drilling results, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in the Company's reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

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103 East Main Street • P. O. Box 26 • Bridgeport, West Virginia • Phone:  (304) 842-3597